EXHIBIT 10.19

                  Platinate HPMA Copolymer Royalty Agreement
                                  between
              The London School of Pharmacy, University of London
                                      and
                         Access Pharmaceuticals, Inc.
                            dated November 19, 1996

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     PLATINATE HPMA COPOLYMER ROYALTY AGREEMENT


Platinate HPMA Copolymer Royalty Agreement (hereinafter "Agreement"), effective November 19, 1996 ("Effective Date") is by and between Access Pharmaceuticals, Inc a Delaware corporation having its principal place of business at 2600 North Stemmons Freeway, S uite 176, Dallas, TX 75207-2107 (hereinafter "Access") and The School of Pharmacy, University of London having its principal place of business at 29/39 Brunswick Square, London, WC1N 1AX, England (hereinafter "University")

                      PREAMBLE

WHEREAS UNIVERSITY and ACCESS have invented the Cisplatin HPMA
Copolymer product and will be joint owners of the proprietary ACCESS and UNIVERSITY Patents (as hereinafter defined) and Know-How (as hereinafter defined):

WHEREAS, ACCESS wishes to obtain exclusive rights and options for the manufacture and sale of the Products in the Licensed Territory (as hereinafter defined), and UNIVERSITY is willing to grant such rights and options under the ACCESS and UNIVERSITY Patents and Know-How;

NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants of the parties hereinafter contained, the parties hereto agree as follows:

ARTICLE 1. DEFINITIONS.

1.01     The term "ACCESS and UNIVERSITY Patents" shall mean:

a) patents held jointly by ACCESS and UNIVERSITY and patent applications applied for by ACCESS and UNIVERSITY which either broadly or specifically cover the Product defined in

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 section 1.05 below, as listed in Schedule A attached hereto.

b) any patent issuing therefrom or any reissue or extension of such patents as long as it covers the Products, and

c) any subsequently filed ACCESS patent application or patent covering any invention resulting from the development of Products.

d) the right to any sole invention at the UNIVERSITY for HPMA Cisplatin or platinum analogues.

1.02     The term "Affiliate" shall mean:
a) any corporation, firm, partnership or other entity which directly or indirectly owns, is owned by or is under common ownership with a party, to the extent of at least fifty percent (50%) of the equity (or such lesser percentage which is the maximum allowed to be owned of a foreign corporation in a particular jurisdiction) having the power to vote on or direct the affairs of the entity, and

b) any person, firm, partnership, corporation or other entity actually controlled by, controlling or under common control with a party.

1.03     The term "Know-How" shall mean:

         all proprietary, scientific and/or technical trade secret information pertaining to the Products now and during the term of this Agreement, including without limitation Know-How, pharmacological, preclinical, chemical, biochemical, toxicological, pharmacokinetics, drawings, specifications, methods, formulation, processes, formula of manufacture, treatment of materials, improvement, invention and development with respect to the Products.

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1.04     The term "Net Sales" shall mean:

the gross proceeds from sales of the Products by ACCESS, its Affiliates and any sublicensees to unaffiliated third parties, expressed in United States Dollars less:

a) allowances for returns, chargebacks and product discounts actually given to customers;

b) value added tax, other similar taxes or government assessments collected on such sales;

c) rebates under the medical prescription drug rebate and improved access to medicines requirements of the Omnibus Budget Reconciliation Act of 1990 and comparable US Federal and State requirements.

d) outbound prepaid transportation, packing and shipping actually paid by seller if invoiced to customer.
1.05     The term "Products" shall mean:

         soluble synthetic HPMA polymer conjugate of Cisplatin and/or other platinum analogues developed pursuant to the terms of the Agreement between the Parties dated November 19, 1996 ("Agreement") and utilizing the ACCESS and UNIVERSITY Patent and Know-How.

1.06     The term "Licensed Territory" shall mean:

         Worldwide.

1.07     The term "Major Countries" shall mean:

         all countries listed in Schedule B

1.08     The term "NDA" shall mean:

         a New Drug Application to be filed with the Food and Drug Administration (FDA) of the United States or any corresponding authority thereof or health registration application to be filed with governmental authorities of each country in the Licensed Territory, for seeking

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governmental approvals to manufacture and/or market the Products in such country.


1.09     The term "Effective Date" shall mean:

         the date upon which this Agreement is executed by both parties.

1.10     The term "Regulatory Market Exclusivity" shall mean:

         protection of the innovator's data for a defined period which prevents generics from entering the market.

1.11     The term "Market Exclusive Position" shall mean:

         no generic competitor to the Products.

1.12     The term "Right of First Refusal" shall mean:

         The procedures set forth in Article 7 of this Agreement.

ARTICLE 2. GRANT OF LICENSE.

2.01     Grant of License:

         UNIVERSITY hereby grants to ACCESS an exclusive right, with the right to sublicense, under the ACCESS and UNIVERSITY Patents and Know-How to develop, modify, have made, have used and have sold the Products in the Licensed Territory.

ARTICLE  3. TERM OF THE AGREEMENT

3.01 This Agreement shall commence upon the Effective Date and shall expire in each country of the Licensed Territory upon expiration of the last-to-expire ACCESS and UNIVERSITY Patents in such country of the Licensed Territory, as may be extended by the laws of such country in terms of Regulatory Market Exclusivity for example, Waxman Hatch ruling and European Community regulatory exclusivity) or if later, until the Market Exclusive Position of the Products

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ends through a generic entrant either into the US market or a major European market. Thereafter, ACCESS will be sole owner of the Products and royalty payments to UNIVERSITY will cease.

ARTICLE 4. OBLIGATION OF UNIVERSITY

4.01 UNIVERSITY will promptly upon effectiveness of this agreement provide ACCESS with all the Know-How possessed by UNIVERSITY which is useful and necessary for ACCESS to perform the activities described in
Article 5.

ARTICLE 5. OBLIGATIONS OF ACCESS

5.01 ACCESS shall use commercially reasonable efforts to conduct its designated development activities for the Products on a timely bases and will provide UNIVERSITY with a copy of its development guidelines and plan within 90 days of the Effective Date. Upon completion of each phase of development of the Products, ACCESS and its sublicensees shall promptly deliver the Product(s) data and results to UNIVERSITY. If ACCESS and/or a partner has been unable to enter into Phase 1 human trials and file for Regulatory Approval in the United States and two major European Countries for the Products by the milestone dates specified in Schedule C hereto, then, unless failure is due to UNIVERSITY not providing necessary data on a timely basis, UNIVERSITY shall have the unilateral right either (a) to extend the time for entry into Phase 1 human trials and/or filing for Regulatory Approval or (b), after consultation with ACCESS, the rights to the Products shall revert back to UNIVERSITY.

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ARTICLE 6. EXCHANGE OF INFORMATION AND
CONFIDENTIALITY.

6.01     Exchange of Information

         UNIVERSITY shall promptly disclose to and make available to ACCESS all Know-How possessed by UNIVERSITY and other information related to the Products which is requested by ACCESS to conduct formulation, preclinical and clinical studies. Both Parties agree to exchange data and information with regard to the Products during the term of this Agreement. Each of the Parties will limit disclosure of all exchanged information to only those of its officers, employees and consultants who need to carry out the requirements of this Agreement and only after each respective Party shall have caused such officers and employees to be bound by the confidentiality obligations set forth in this Agreement.

6.02     Confidentiality

         Except where specifically requested in writing and approved by the other Party, each Party agrees to keep in strict confidence and not to disclose to any person without the prior written consent of the other party any data and information obtained from the other Party under this Agreement, including UNIVERSITY and ACCESS Patent information, provided, however, that the provisions of this section shall not apply to the data and information which;

a)       are already known to the receiving Party at the time of the disclosure.

b) becomes known to the receiving Party through a third party who has the right to disclose the data and information to the receiving Party, or

c) becomes known to the public other than as a result of any disclosure or other act by the receiving
Party.

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d)       are required to be furnished to regulatory authorities.

The obligation of the receiving Party under this Section shall survive termination of this Agreement for a period of five (5) years.

ARTICLE 7. RIGHT OF FIRST REFUSAL

7.01     Grant of Right:

         UNIVERSITY will advise ACCESS in writing prior to commencement of any research work of its intent to investigate a new product opportunity in the field of copolymer platinate technology ("New Copolymer Platinate Technology"). Subject to the provisions of this Article, UNIVERSITY hereby grants to ACCESS a Right of First Refusal, to license or obtain an option to license all such New Copolymer Platinate Technology and respective patents.


7.02     Notice of New Copolymer Platinate Technology:

         UNIVERSITY shall notify ACCESS in writing of each New Copolymer Platinate Technology product opportunity, and if ACCESS within thirty (30) days of receiving the notice provides UNIVERSITY with written notice of its possible interest in exercising its Right of First Refusal, UNIVERSITY shall provide ACCESS within thirty (30) days all available data to assist ACCESS in deciding whether it wishes to exercise such Right of First Refusal. Notwithstanding anything to the contrary in this Article 7, ACCESS shall not be required to give any notice of interest within the first twelve (12) months following the date of this Agreement.

7.03     License Agreement or Option Agreement:

         Upon UNIVERSITY receipt of notice from ACCESS of its interest to license or obtain an option to license, the Parties shall negotiate in good faith the terms of the applicable license

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                                   8
(on terms comparable to those outlined in Article 15 of the Agreement). If the Parties are unable to agree on all terms of a license or option to license within one hundred twenty (120) days after ACCESS's receipt of all available data from UNIVERSITY, UNIVERSITY shall have the right to grant a license or option to license for the New Copolymer Platinate Technology product to a third party. Notwithstanding anything to the contrary in this Article 7, UNIVERSITY shall not grant a license or option to license to any party on terms and conditions not significantly better than those offered by ACCESS.

7.04     Expiration of Right:

         The Right of First Refusal shall expire at the termination date of this Agreement, provided, however, that Section 13.03 (Effects of Termination) shall remain in effect.

ARTICLE 8. DEVELOPMENT AND GOVERNMENT APPROVAL

8.01 ACCESS shall use commercially reasonable efforts to obtain NDA approvals and other government approvals in the major countries as listed in Schedule B in the Licensed Territory. ACCESS and its sublicensees shall hold and maintain such approvals at its cost and expenses during the term of this Agreement and shall not transfer, assign or dispose of such approvals without the prior written consent of UNIVERSITY.

8.02     ACCESS and its sublicensees shall conduct all

the studies for the development of the Products necessary for obtaining NDA approval in any and all countries listed in Schedule B.

8.03 The cost for the development of the Products shall be borne by ACCESS and its sublicensees.

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8.04     ACCESS shall promptly notify UNIVERSITY from time to time of the information on the date of filing of said NDA, the date of obtaining NDA approval of the Products, the date of obtaining the price listing in the price list of the national health insurance scheme for the Products in each country of the Licensed Territory, if any, and the date of launch of the Products in each country of the Licensed Territory. ACCESS agrees to inform UNIVERSITY at least every six months of the progress of the development and registration procedures for the Products in each country as listed in Schedule B of the Licensed Territory.

8.05 Upon completion of the NDA, if the NDA is not filed in any particular country listed in Schedule B in the Licensed Territory, UNIVERSITY may as its sole remedy for such failure by ACCESS, terminate the Agreement with respect to such particular country of the Licensed Territory, provided that UNIVERSITY shall not exercise its right under this Section 8.05 in the event ACCESS or its sublicensees clearly demonstrates to UNIVERSITY that it is exercising due diligence in pursuing such NDA.

8.06 If ACCESS fails to develop the Products in the Licensed Territory solely for scientific reasons, ACCESS shall promptly notify and explain to UNIVERSITY the situation. If UNIVERSITY regards such ACCESS failure as reasonable, each party may terminate this Agreement as its sole remedy.

ARTICLE 9. REPRESENTATIONS AND WARRANTIES.

9.01     Due Authorities.

         ACCESS and UNIVERSITY each represent to the other that they have full power and authority to enter into this Agreement and to carry out the transactions contemplated hereby.

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9.02     UNIVERSITY Intellectual Property.

a) UNIVERSITY represents to ACCESS that to the best of its knowledge its Know-How or that the license and use by ACCESS of Know-How will not infringe any third-party ACCESS and UNIVERSITY patents.

b) UNIVERSITY represents that it is the sole and exclusive owner of the Know-How and has not assigned, transferred or licensed or otherwise encumbered the Know-How or ACCESS and UNIVERSITY Patents.

c) UNIVERSITY represents that it is not aware of any additional rights or licenses necessary for ACCESS to exercise the exclusive license granted hereunder.

ARTICLE 10. EXCHANGE OF KNOW-HOW

10.1 Promptly after the execution of this Agreement and from time to time thereafter during the term of this Agreement, UNIVERSITY shall disclose to ACCESS all relevant Know-How relating to the Products which UNIVERSITY has developed or acquired or may hereafter develop or acquire during the term of this Agreement and which is necessary or helpful for ACCESS or its sublicensees:

         i) to obtain the NDA approvals or other governmental approvals to market the Products in the Licensed Territory,

         ii)     to manufacture the Products, and
         iii)    to generally fulfill the purpose of this Agreement.

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10.2     During the term of this Agreement, ACCESS may use any Know-How disclosed by UNIVERSITY to ACCESS hereunder for the purpose of this Agreement without any additional payment.

10.3 ACCESS agrees to keep UNIVERSITY informed every six months during the term of the Agreement, of all the Know-How relating to the Products which ACCESS or its sublicensees, if any, have heretofore developed or acquired or may hereafter develop or acquire during the term of this Agreement.

ARTICLE 11. PATENTS AND PATENT INFRINGEMENT.

11.01    Patent Applications

Except as otherwise agreed by the Parties with respect to specific ACCESS and UNIVERSITY Patents, so long as this Agreement is in effect, ACCESS shall be responsible for the filing and prosecution of all patent applications relating to the Products and maintaining the ACCESS and UNIVERSITY Patents in the United States of America, Europe and Japan. UNIVERSITY agrees to reasonably cooperate with ACCESS in the application and prosecution of the patents/patent applications relating to the Products. In the event ACCESS shall elect to abandon or not to maintain any ACCESS and UNIVERSITY
Patents, ACCESS shall so advise UNIVERSITY in writing and UNIVERSITY shall have the right at its sole cost to maintain such ACCESS and UNIVERSITY Patents in part or in full after written notice to ACCESS. Although ACCESS and UNIVERSITY will be joint owners of the proprietary patents, the issued patents will be assigned to ACCESS.

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11.02    Responsibility for Cost

Subject to section 11.01, ACCESS agrees to fund present and subsequent patent costs associated with the List of ACCESS and UNIVERSITY Patents attached as Schedule A in the countries of the United States, Europe and Japan. Should UNIVERSITY request the filing, prosecution and maintenance of patents relating to the Products and Technology in additional countries within the Territory, ACCESS will use commercially reasonable efforts to extend the patent coverage at UNIVERSITY's direction and cost. Specific patent applications requested or initiated related to Products developed under this Agreement will be subject to this provision.

11.03    Notice of Infringement

Each Party agrees to give the other immediate written notice of any infringement of any ACCESS and UNIVERSITY Patents by third Parties as may come to its knowledge. In the event of any infringement or in the event of any application being made for revocation of any patent pertaining to the ACCESS and UNIVERSITY Patents, ACCESS may at its sole discretion take all actions or proceedings that it shall deem necessary, at its own cost, to restrain the infringement or defend the revocation, as the case may be, and shall have the reasonable cooperation of UNIVERSITY in that endeavor and ACCESS will receive all recoveries. If ACCESS decides that it does not want to take any such action or start any such proceedings within (60) days after becoming aware of such threat, the Parties shall consult in good faith on how to deal with the situation, with the intention of taking all reasonable steps to protect the ACCESS and UNIVERSITY Patents. ACCESS shall be responsible for paying all expenses and costs associated with the infringement action and will be entitled to all recoveries.

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11.04    Infringement by ACCESS and UNIVERSITY Patents.

If, in exercising its rights under this Agreement, ACCESS is accused of infringing a product's patent owned by a third party with regard to the Products, and ACCESS does not choose to dispute such claim, ACCESS and UNIVERSITY shall use their best efforts to obtain rights for ACCESS and UNIVERSITY under the third-party patent. If, in obtaining such rights from such third party, ACCESS or UNIVERSITY (after consultation with ACCESS) is required to make any payment, such payment shall be made by ACCESS.

ARTICLE 12. TRADEMARKS AND TRADE NAMES.

12.01    Trademarks.

ACCESS and its sublicensees shall choose and own all trademarks and trade names which are specific to the individual Products in the Territory.

12.02    Application and Maintenance.

Products specific trademarks will be applied and maintained by ACCESS in the Territory and all the cost associated therewith shall be borne by ACCESS.

ARTICLE 13.TERMINATION

13.01    Term

         This Agreement shall be in effect for the period of duration set forth in Section 3.01 hereof.

13.02    Termination.

a) Either party may terminate this Agreement by giving written notice of termination to the other party at any time during the term of this Agreement;

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         i)      in the event that the other commits any material breach of its obligations hereunder and fails to remedy such breach within ninety (90) days after submission of writtennotice requesting the correction of the breach; or

         ii) upon the filing or institution of bankruptcy, reorganization or receivership proceedings by the other party or upon the failure by the other party for more than ninety (90) days to take steps to oppose the initiation of such actions against it.

b) ACCESS shall promptly advise UNIVERSITY if ACCESS decides not to commercialize the Products in any major country listed in Schedule B, then such particular country shall thereafter be automatically excluded from the Licensed Territory hereof.

c) Exercise by either party hereto of a termination right provided for under this Agreement shall not give rise to the payment of damages or any other form of compensation or relief to the other party with respect hereto.

d) Subject to Section 13.02 (c), termination of this Agreement shall not preclude either party from claiming any other damages, compensation or relief that it may be entitled to under this Agreement or by law or in equity upon such termination.

13.03    Effects of Termination.

         If this Agreement is terminated as set forth in Section 13.02, ACCESS will:

a) renounce all rights to the terminated Products under development, including all ACCESS and UNIVERSITY Patents, Know-How and other information provided by and under this Agreement;

b) ACCESS and UNIVERSITY will return all Confidential Information of the other party.

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ARTICLE 14       ARBITRATION.

14.01    Agreement to Arbitrate.

         The Parties will endeavor to settle amicably any dispute which may arise out of this Agreement. Failing of such settlement, any dispute shall be finally settled by arbitration, in accordance with the rules then in effect of the International Chamber of Commerce. The arbitration will be held in Dallas when it is initiated by UNIVERSITY and in London when it is initiated by ACCESS. The dispute or difference shall be referred to a single arbitrator, if the Parties agree upon one, or otherwise three (3) arbitrators, one to be appointed by each party and the third to be appointed by the first two (2) arbitrators selected by the Parties. If a Party shall refuse or neglect to appoint an arbitrator within thirty (30) days after the other Party shall have served a written notice of such other Party's choice and requesting that the first-mentioned Party make its choice, then the arbitrator first appointed shall, at the request of the Party appointing him, proceed to hear and determine the matters in difference as if he were a single arbitrator appointed by both parties.

14.02    Arbitration Decision.

         The arbitrators shall base their decision in accordance with and based upon all the provisions of this Agreement and any other agreements referenced herein, to the extent such other agreements are not superseded by this Agreement or subsequent agreements between the Parties. In making their decision, the arbitrators shall apply the substantive law of the State of Delaware and the United States of America, excluding the United Nations Convention on the International Sale of Goods. The decision of a majority of the arbitrators shall be final and binding upon each Party, and judgment upon the award may be entered in any court of competent jurisdiction.

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14.03     Pre-Decision Settlement.

         Before rendering their final decision, the arbitrators will first act as friendly, disinterested parties for the purpose of helping the Parties attempt to reach a compromise settlement on the points in dispute.

14.04    Payment of Costs.

         The cost of arbitration will be in the discretion of the arbitrators. Each Party shall pay its own costs associated with the arbitrators, plus one-half of the costs of the arbitration itself (including but not limited to arbitrators fees).

ARTICLE 15.      TERMS AND CONDITIONS OF ROYALTY
AGREEMENT

a)       License Agreement

         UNIVERSITY grants ACCESS an exclusive license to make, use and sell the Products in the Territory.

b)       Royalty

         ACCESS shall pay to UNIVERSITY a royalty of one percent (1%) of Net Sales in each country of the Territory where there is patent protection and/or a Market Exclusive Position.

c)       Termination of the License Agreement

         In the event of termination of the exclusive right to manufacture and sell the Products in the Licensed Territory by ACCESS, ACCESS will transfer the health registrations and the Trademarks for the Products to UNIVERSITY at ACCESS's expense.

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d)       Sub-licensing Rights & Sub-Licensing Milestone Payments

         ACCESS is granted rights to sub-license the Products without UNIVERSITY approval. UNIVERSITY will receive the following sub-licensing milestone payments:

         i) entry into Phase 1 human trials, UNIVERSITY will receive 5% of all sub-licensing milestone payments with a minimum payment of $100,000 (one hundred thousand US dollars).

         ii) executing a corporate licensing agreement, UNIVERSITY will receive 5% of all sub-licensing milestone payments with a minimum payment of $100, 000 ( one hundred thousand US dollars).

         iii) entry into Phase 11 human trials, 5% of all sub-licensing milestone payments with a minimum payment of $100,000 (one hundred thousand US dollars).

         iv) entry into Phase 111 human trials, 5% of all sub-licensing milestone payments with a minimum payment of $100,000 (one hundred thousand US dollars).

         v) NDA approval, 5% of all sub-licensing milestone payments with a minimum of $100,000 (one hundred thousand US dollars).

e)       Development

         ACCESS will undertake at its own cost, the timely performance of all formulation/clinical development work, regulatory actions and filings necessary for government approval of the Products in each country of the Territory as listed in Schedule B.

f)       Regulatory Approval Plan

         On completing Phase 1 human trials, ACCESS will provide
UNIVERSITY with a regulatory approval plan for the Products in major countries listed in Schedule B.

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                                  18
g)       Product Rights

         In those countries listed in Schedule B where ACCESS declines or fails to pursue Products registrations and marketing, the commercial rights to the Products shall revert to UNIVERSITY. ACCESS will provide UNIVERSITY with the available regulatory dossiers necessary to pursue registration of such Products in these markets, free of charge.

h)       Marketing Obligation

         Following the approval of the Product License applications in the Territory, ACCESS will use reasonable commercial efforts, subject to compliance with all applicable laws and regulations, to promote and market the Products.

i)       Intellectual Property and Know-How

         Any new or improved technology, or Know-How (and any subsequently filed patent applications or patents covering any such invention or improvement) resulting from the efforts of ACCESS shall be the exclusive property of ACCESS. Other inventions or improvements resulting from the joint efforts of the Parties shall be the co-exclusive property of ACCESS and UNIVERSITY and shall be subject to royalty payments outlined in Section 15
(b).
j)       Publications.

         Any publications relating to the Products, shall require the mutual consent of UNIVERSITY and ACCESS which consent shall not be unreasonably withheld. In any event, permission to publish will be granted within 6 (six) months after notice and opportunity to pursue patent protection.

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k)       Press Releases

         Neither Party shall issue any press release in whatever form, or make public, in whatever form, information regarding the Agreement and any definitive Cisplatin Polymer Royalty Agreement without prior written approval of the other party, except as required by applicable law and regulations.

ARTICLE 16       MISCELLANEOUS

16.01    Governing Law.

         This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, United States of America.

16.02    Severability.

         In the event any portion of this Agreement shall be held illegal, void or ineffective, or in conflict with any applicable statute or rule of law, such portion shall be deemed modified to the extent necessary to avoid such result and the remaining portions shall remain in full force and effect. If compliance with the foregoing sentence results in a material alteration of this Agreement, the Parties agree to renegotiate in good faith the terms and conditions of the altered portion in order to approximate as nearly as possible the intent of the Parties with respect to any relevant portion.

16.03    Waiver

         The failure of ACCESS and UNIVERSITY at any time to exercise or enforce any right granted in this Agreement or obligation arising hereunder shall not be deemed to be a waiver of such right or obligation or operate to bar the exercise or enforcement thereof at any time thereafter.

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16.04    Force Majeure

         If either Party shall be delayed, hindered, interrupted in or prevented from the performance of any obligation hereunder by reason of force majeure (hereinafter referred to as "Force Majeure"), including earthquake, flood or other act of God, fire, war (declared or undeclared), public disaster, riots, strike or labor differences, governmental enactment, rule or regulation or any other cause beyond such Party's reasonable control, such Party shall not be liable to the other therefore; and the time for performance of such obligation shall be extended for a period equal to the duration of the contingency which occasioned the delay, interruption or prevention. The Party invoking such Force Majeure rights under this Section must notify the other Party by registered letter within a period of fifteen (15) days, from the first and the last day of the Force Majeure unless the Force Majeure renders such notification impossible in which case notification will be made as soon as possible. If the delay resulting from the Force Majeure exceeds six (6) months, the Parties commit to consult together in good faith to find an appropriate solution.

16.05    Successors and Assigns.

         This Agreement and any licenses granted pursuant to this Agreement shall be binding upon and shall inure to the benefit of, successors and assigns of each of the Parties, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by either of the Parties hereto without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided that the Agreement may be assigned in the event of a transfer to an Affiliate, or in connection with a merger, consolidation, or sale of substantially all of the assets of the transferring Party. Notwithstanding anything to the contrary herein, ACCESS may delegate to its Affiliates its duties and obligations hereunder without the consent of UNIVERSITY.

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16.06    Independent Contractor

         This Agreement shall not create an agency, partnership, joint venture or employer/employee relationship between the Parties. ACCESS and UNIVERSITY each hereby agrees not to represent itself in any of such capabilities in any manner whatsoever. The sole relationship established by this Agreement is that of independent contractors, and nothing hereunder shall be construed to give either Party the power or authority to act for, represent, bind, or commit the other Party or any of its Affiliates.

16.07    Captions.

         The captions provided in this Agreement are for convenience of reference only and shall not effect its interpretation.

16.08    The Agreement

         This Agreement represents the entire agreement between the parties relating to the subject matter hereof and supersedes all other writings and discussions related to such subject matter.

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16.09    Notice

         Any notice expressly provided for under this Agreement shall be in writing, sent by registered or certified first class airmail, overnight express mail or courier service, facsimile transmission or other similar electronic means of written communication, addressed as set forth below:

If to ACCESS:      ACCESS Pharmaceuticals, Inc
                   2600 North Stemmons Freeway, Suite 176
                   Dallas, Texas 75207
                   U.S.A.
                   Attention:President and CEO

Copy to:           Bingham, Dana and Gould LLP
                   150 Federal Street
                   Boston
                   Massachusetts, 02110-1726

If to UNIVERSITY:  The School of Pharmacy
                   University of London
                   29/39 Brunswick Square
                   London, WC1N 1AX
                   England
                   Attention:Dean


Facsimile transmission numbers for the Parties are as follows:

If to ACCESS             USA         214-905-5101

If to UNIVERSITY         England     011-44-171-278-0622

                                  23
ACCESS PHARMACEUTICALS INC        THE SCHOOL OF
PHARMACY
                                  UNIVERSITY OF LONDON

by:  /s/ Kerry P. Gray            by:   /s/ B. D. Nelson
    -------------------               --------------------

Title: President & CEO            Title: Clerk to the Council
      ----------------                  ---------------------

Date:    11/19/96                 Date:  11/28/96
      -----------------                 ---------------------
11/19/96

SCHEDULE A-PATENTS/PATENT APPLICATIONS

Will be sent when filed.

SCHEDULE B-MAJOR MARKETS



 AMERICAS       EUROPE         ASIA PACIFIC

 United States  Germany        Japan

 Canada         France         Peoples Republic of China

 Argentina      Italy          Korea

 Brazil         United Kingdom Australia

 Mexico         Spain          Taiwan

SCHEDULE C-REGULATORY MILESTONES DATES


REGULATORY MILESTONE         MILESTONE DATE


Acceptance by the EORTC       2 years from EORTC Approval
of Cisplatin Polymer as a
drug candidateand entry into
Phase 1 human trials


NDA filing for Cisplatin     6 years from completion of  Polymer with the
FDA or     Phase 1 human trials
European MEA


If the delay in filing the Cisplatin Polymer is due to UNIVERSITY's failure to provide data on the dates agreed by the parties, the milestone dates specified above shall be extended on a day to day basis equal to UNIVERSITY's delay.